Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to incorporation by reference in the previously filed Registration Statement on Form S-8 File No. 333-65432 and Form S-3D File No. 333-96579 of Middlefield Banc Corp. of our report dated February 10, 2006, which report appears in the December 31, 2006, Annual Report on Form 10-K of Middlefield Banc Corp.
/s/ S.R. Snodgrass, A.C.
Wexford, PA
March 24, 2007

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